EXHIBIT 99.1
News Release

Contacts:
Media – Lisa H. Jester, Corporate Manager, Communications and Public Relations (513) 425-2510
Investors – Douglas O. Mitterholzer, General Manager, Investor Relations (513) 425-5215

AK Steel Announces First Quarter 2018 Financial Results

WEST CHESTER, OH, April 30, 2018 – AK Steel (NYSE: AKS) today reported its financial results for the first quarter of 2018.

First Quarter 2018 Highlights

•	Net income of $28.7 million, or $0.09 per diluted share

•	Adjusted EBITDA of $118.7 million, or 7.2% of sales

•	Revenues of $1,658.9 million, an 8.2% increase from first quarter 2017

“Our first quarter 2018 operating performance benefited from a favorable pricing environment and solid demand across most end markets, including automotive,” said Roger K. Newport, Chief Executive Officer of AK Steel. “Our performance was tempered by the previously disclosed unplanned outage at our Middletown Works in January.”
“We remain optimistic about 2018, as we expect automotive and other key end use markets to remain strong. Additionally, the collaborative efforts between Precision Partners, AK Tube and our AK Steel technical and research teams are gaining traction at key automotive customers,” Newport said. “The high level of imports, particularly the ongoing surge of foreign electrical steel, remains a challenge and we will continue to work proactively with the Trump Administration to ensure fair and appropriate trade policies.”
AK Steel reported net income of $28.7 million, or $0.09 per diluted share of common stock, for the first quarter of 2018. The company’s adjusted EBITDA (as defined in the “Non-GAAP Financial Measures” section below) was $118.7 million, or 7.2% of net sales, for the first quarter of 2018. These results were driven by higher steel selling prices and the effect of the Precision Partners acquisition, offset by higher costs as a result of the Middletown Works unplanned outage, and increased costs for raw materials. In the quarter, the company also changed its method of accounting for certain inventories from the last-in, first-out (LIFO) method to the average cost method, which was retrospectively applied to prior-period financial statements. For the first quarter of 2017, net income was $84.4 million, or $0.26 per diluted share, and adjusted EBITDA was $178.2 million, or 11.6% of net sales. The first quarter a year ago benefited from lower cost raw materials, higher automotive sales and surcharge revenue for specialty steels. The company ended the first quarter of 2018 with total liquidity of $853.3 million, consisting of cash and cash equivalents and $819.8 million of availability under the company’s revolving credit facility.

(Dollars in millions, except per share and per ton data)	Three Months Ended March 31,
	2018	2017

Flat-rolled steel shipments (000 tons)	1,430.9	1,456.2
Selling price per flat-rolled steel ton	$1,045	$1,005

Net sales	$1,658.9	$1,533.4
Operating profit	63.6	129.7
Net income attributable to AK Steel Holding Corporation	28.7	84.4
Adjusted EBITDA	118.7	178.2

Net income per diluted share attributable to AK Steel Holding Corporation	$0.09	$0.26

Outlook
The company anticipates that market conditions will strengthen in the second quarter compared to the first quarter. Shipments of carbon and stainless steels, as well as tubular and stamping products, are expected to benefit from continued strength in the automotive market. In addition, the company anticipates increased shipments into both the distributor and converter, and the infrastructure and manufacturing markets.
The following additional factors are also relevant to AK Steel’s second quarter 2018 outlook:

•	The company expects flat-rolled shipments in the second quarter to be approximately 5% to 7% higher than the first quarter of 2018.

•	The company currently estimates that the average selling price per flat-rolled ton will be about $1,075 in the second quarter, compared to $1,045 in the first quarter.

•	The company expects outage costs to be approximately $20.0 to $25.0 million in the second quarter of 2018, compared to $31.1 million in the first quarter.

•	As a result of anticipated improvement in pricing and volumes, the company expects its second quarter adjusted EBITDA margin to improve by 1.5 to 2.0 percentage points from the first quarter of 2018.
The foregoing outlook is based on AK Steel’s current estimates and may change based on business conditions and other factors. There are many other items that could affect the company’s 2018 results, as outlined in the Forward-Looking Statements below, including developments in the domestic and global economies, in the company’s business, and in the businesses of the company’s customers, suppliers and competitors.

Change from LIFO Inventory Method
In the first quarter of 2018, AK Steel changed its accounting method for valuing inventories to the average cost method from the LIFO method. The company believes that this method is preferable as it more closely tracks the physical flow of its inventory, better matches revenue with expenses, aligns with how the company internally manages its business, and improves comparability with peers. The effects of the change in accounting method from LIFO to average cost have been retrospectively applied to all periods presented.
For additional information on the company’s change from LIFO to the average cost accounting method, please refer to the Form 8-K that the company filed with the Securities and Exchange Commission today, which includes recast financial statements for the prior three years reflecting this voluntary change. Nothing in that Form 8-K shall be deemed to be incorporated into this release.

First Quarter 2018 Earnings Conference Call Today
AK Steel will provide live listening access on its website for the company’s earnings conference call today at 11:00 a.m. Eastern Time (April 30, 2018). A link to the webcast is on the company’s home page at www.aksteel.com. Presentation slides will also be available on the webcast link and under the Investor Presentations section on the website. The webcast will be archived on the company’s website until May 7, 2018 and will be accessible from the home page.

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AK Steel
AK Steel is a leading producer of flat-rolled carbon, stainless and electrical steel products, primarily for the automotive, infrastructure and manufacturing, electrical power generation and distribution markets. Through its subsidiaries, the company also provides customer solutions with carbon and stainless steel tubing products, die design and tooling, and hot- and cold-stamped components. Headquartered in West Chester, Ohio (Greater Cincinnati), the company has approximately 9,200 employees at manufacturing operations in the United States, as well as in Canada and Mexico. Additional information about AK Steel is available at www.aksteel.com.

Forward-Looking Statements
Certain statements made or incorporated by reference in this earnings release reflect management’s estimates and beliefs and are intended to be “forward-looking statements” identified in the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify forward-looking statements.
The company cautions readers that forward-looking statements reflect the company’s current beliefs and judgments, but are not guarantees of future performance or outcomes. They are based on a number of assumptions and estimates that are inherently affected by economic, competitive, regulatory, and operational risks, uncertainties and contingencies that are beyond the company’s control, and upon assumptions about future business decisions and conditions that may change.
Forward-looking statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors. Such factors that could cause the company’s actual results and financial condition to differ materially from the results contemplated by such forward-looking statements include reduced selling prices, shipments and profits associated with a highly competitive and cyclical industry; domestic and global steel overcapacity; risks related to U.S. government actions on Section 232 and 301, NAFTA and/or other trade agreements, treaties or policies; changes in the cost of raw materials, supplies and energy; the company’s significant amount of debt and other obligations; severe financial hardship or bankruptcy of one or more of the company’s major customers or key suppliers; the company’s significant proportion of sales to the automotive market; reduced demand in key product markets due to competition from aluminum or other alternatives to steel; excess inventory of raw materials; supply chain disruptions or poor quality of raw materials or supplies; production disruption or reduced production levels; the company’s healthcare and pension obligations; not reaching new labor agreements on a timely basis; major litigation, arbitrations, environmental issues and other contingencies; regulatory compliance and changes; climate change and greenhouse gas emissions; conditions in the financial, credit, capital and banking markets; the company’s use of derivative contracts to hedge commodity pricing volatility; potential permanent idling of facilities; inability to fully realize benefits of margin enhancement initiatives; information technology security threats, cybercrime and exposure of private information; the company’s failure to achieve expected benefits of the Precision Partners acquisition and/or to integrate Precision Partners successfully; and changes in tax laws and regulations; as well as those risks and uncertainties discussed in more detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2017, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. As such, the company cautions readers not to place undue reliance on forward-looking statements, which speak only to the company’s plans, assumptions and expectations as of the date hereof. The company undertakes no obligation to publicly update any forward-looking statement, except as required by law.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in millions, except per share and per ton data)

	Three Months Ended March 31,
	2018	2017
Flat-rolled steel shipments (000 tons)	1,430.9	1,456.2
Selling price per flat-rolled steel ton	$1,045	$1,005

Net sales	$1,658.9	$1,533.4

Cost of products sold	1,463.7	1,276.9
Selling and administrative expenses	76.7	71.7
Depreciation	54.9	55.1
Total operating costs	1,595.3	1,403.7
Operating profit	63.6	129.7
Interest expense	37.6	39.4
Pension and OPEB (income) expense	(10.0)	(18.1)
Other (income) expense	(3.9)	7.8
Income before income taxes	39.9	100.6
Income tax expense (benefit)	(4.9)	—
Net income	44.8	100.6
Less: Net income attributable to noncontrolling interests	16.1	16.2
Net income attributable to AK Steel Holding Corporation	$28.7	$84.4

Net income per share attributable to AK Steel Holding Corporation:
Basic	$0.09	$0.27
Diluted	$0.09	$0.26
Weighted-average shares outstanding:
Basic	314.7	314.1
Diluted	316.0	325.6

Note: The company adopted a new accounting standards update for the presentation of pension and other postretirement benefits (income) expense effective January 1, 2018 and reclassified the prior-period presentation. The adoption of this standard update had no effect on net income.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in millions, except per share amounts)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$44.5	$38.0
Accounts receivable, net	619.8	517.8
Inventory	1,334.0	1,385.0
Other current assets	96.4	130.3
Total current assets	2,094.7	2,071.1
Property, plant and equipment	6,850.7	6,831.8
Accumulated depreciation	(4,899.7)	(4,845.6)
Property, plant and equipment, net	1,951.0	1,986.2
Other non-current assets	412.0	417.5
TOTAL ASSETS	$4,457.7	$4,474.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$728.6	$690.4
Accrued liabilities	234.1	270.5
Current portion of pension and other postretirement benefit obligations	39.7	40.1
Total current liabilities	1,002.4	1,001.0
Non-current liabilities:
Long-term debt	2,103.3	2,110.1
Pension and other postretirement benefit obligations	869.2	894.2
Other non-current liabilities	150.9	168.9
TOTAL LIABILITIES	4,125.8	4,174.2

Equity:
Common stock, authorized 450,000,000 shares of $0.01 par value each; issued 316,330,695 and 315,782,764 shares in 2018 and 2017; outstanding 315,279,677 and 314,884,569 shares in 2018 and 2017	3.2	3.2
Additional paid-in capital	2,889.3	2,884.8
Treasury stock, common shares at cost, 1,051,018 and 898,195 shares in 2018 and 2017	(6.4)	(5.4)
Accumulated deficit	(2,849.1)	(2,877.0)
Accumulated other comprehensive loss	(56.1)	(50.2)
Total stockholders’ equity (deficit)	(19.1)	(44.6)
Noncontrolling interests	351.0	345.2
TOTAL EQUITY	331.9	300.6
TOTAL LIABILITIES AND EQUITY	$4,457.7	$4,474.8

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in millions)

	Three Months ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$44.8	$100.6
Depreciation	51.1	51.0
Depreciation—SunCoke Middletown	3.8	4.1
Amortization	10.0	7.2
Deferred income taxes	(6.8)	1.5
Pension and OPEB expense (income)	(8.1)	(16.2)
Contributions to pension trust	(6.0)	—
Other postretirement benefit payments	(10.1)	(11.4)
Changes in working capital	0.2	(92.5)
Other operating items, net	(13.3)	(8.0)
Net cash flows from operating activities	65.6	36.3

Cash flows from investing activities:
Capital investments	(37.9)	(32.5)
Other investing items, net	—	1.5
Net cash flows from investing activities	(37.9)	(31.0)

Cash flows from financing activities:
Net borrowings (payments) under credit facility	(10.0)	—
Proceeds from issuance of long-term debt	—	400.0
Redemption of long-term debt	—	(367.5)
Debt issuance costs	—	(7.8)
SunCoke Middletown distributions to noncontrolling interest owners	(10.3)	(15.1)
Other financing items, net	(0.9)	(2.4)
Net cash flows from financing activities	(21.2)	7.2

Net increase (decrease) in cash and cash equivalents	6.5	12.5
Cash and cash equivalents, beginning of period	38.0	173.2
Cash and cash equivalents, end of period	$44.5	$185.7

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AK STEEL HOLDING CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Dollars in millions)

In certain of its disclosures in this news release, the company has reported adjusted EBITDA and EBITDA margin that exclude the effects of noncontrolling interests. EBITDA is an acronym for earnings before interest, taxes, depreciation and amortization. It is a metric that is sometimes used to compare the results of different companies by removing the effects of different factors that might otherwise make comparisons inaccurate or inappropriate. For purposes of this news release, the company has made adjustments to EBITDA to exclude the effect of noncontrolling interests. The adjusted results, although not financial measures under generally accepted accounting principles (“GAAP”) and not identically applied by other companies, facilitate the ability to analyze the company’s financial results in relation to those of its competitors and to the company’s prior financial performance by excluding items that otherwise would distort the comparison.  Adjusted EBITDA and adjusted EBITDA margin are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with GAAP and are not necessarily comparable to similarly titled measures used by other companies.

Neither current nor potential investors in the company’s securities should rely on adjusted EBITDA or adjusted EBITDA margin as a substitute for any GAAP financial measure and the company encourages current and potential investors to review the following reconciliation of adjusted EBITDA.

Reconciliation of Adjusted EBITDA

(dollars in millions, except per ton)	Three Months Ended March 31,
	2018	2017
Net income attributable to AK Steel Holding	$28.7	$84.4
Net income attributable to noncontrolling interests	16.1	16.2
Income tax expense (benefit)	(4.9)	—
Interest expense	37.6	39.4
Interest income	(0.2)	(0.4)
Depreciation	54.9	55.1
Amortization	6.4	3.8
EBITDA	138.6	198.5
Less: EBITDA of noncontrolling interests (a)	19.9	20.3
Adjusted EBITDA	$118.7	$178.2
Adjusted EBITDA margin	7.2%	11.6%

(a)	The reconciliation of EBITDA of noncontrolling interests to net income attributable to noncontrolling interests is as follows:

(dollars in millions)	Three Months Ended March 31,
	2018	2017
Net income attributable to noncontrolling interests	$16.1	$16.2
Depreciation	3.8	4.1
EBITDA of noncontrolling interests	$19.9	$20.3

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AK STEEL HOLDING CORPORATION
FLAT-ROLLED STEEL SHIPMENTS
(Unaudited)
(Tons in thousands)

	Three Months Ended March 31,
	2018	2017
Tons Shipped by Product
Stainless/electrical	200.7	209.9
Coated	734.5	779.3
Cold-rolled	282.5	246.2
Hot-rolled	174.3	178.6
Other	38.9	42.2
Total shipments	1,430.9	1,456.2

Shipments by Product (%)
Stainless/electrical	14%	14%
Coated	51%	54%
Cold-rolled	20%	17%
Hot-rolled	12%	12%
Other	3%	3%
Total shipments	100%	100%

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